UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2006

SONTRA MEDICAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	000-23017	41-1649949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Forge Parkway

Franklin, Massachusetts 02038

(Address of Principal Executive Offices) (Zip Code)

(508) 553-8850

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 21, 2006, the Board of Directors (the “Board”) of Sontra Medical Corporation (“Sontra”) elected to voluntarily delist Sontra’s common stock from the Nasdaq Capital Market. Sontra has provided notice of its election to voluntarily delist from the Nasdaq Stock Market and expects to file a Form 25 with the Securities and Exchange Commission no earlier then ten days following delivery of the notice to Nasdaq.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with a plan to cease Sontra’s operations, on December 22, 2006, the Board of Sontra terminated the employment of Mr. Thomas Davison, Sontra’s Chief Executive Officer, and Mr. Harry G. Mitchell, Sontra’s Chief Financial Officer. It is expected that Mr. Davison will continue as Acting Chief Executive Officer and Mr. Mitchell will continue as Acting Chief Financial Officer, each on a part-time consulting basis to continue to pursue financing, while exploring the sale of Sontra’s remaining assets, including its intellectual property portfolio.

Item 8.01 Other Events

On December 21, 2006, the Board of Sontra elected to cease all operations. In connection with Sontra’s ceasing of operations, Sontra intends to terminate all employees. As instructed by the Board, Sontra’s Acting Chief Executive Officer and Acting Chief Financial Officer, each on a part-time consulting basis, intend to continue to pursue financing, while exploring the sale of Sontra’s remaining assets, including its intellectual property portfolio.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished with this Form 8-K:

99.1	Press Release of the Registrant, dated December 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sontra Medical Corporation

	By:	/s/ Thomas W. Davison
Date: December 27, 2006		Thomas W. Davison Acting Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Registrant, dated December 27, 2006.